Exhibit 99.1

   General Growth Properties, Inc. Reports Solid Quarterly Results

    CHICAGO--(BUSINESS WIRE)--July 27, 2004--General Growth Properties, Inc. (NYSE:GGP) today announced Earnings per share - diluted (EPS) of $.23 for second quarter 2004 and $.61 in fully-diluted Funds from Operations (FFO) per share. The company has delivered compounded annual FF0 per share growth of over 16% since going public in 1993.
    "Business and customer traffic are vibrant at our malls enabling GGP to deliver consistently strong profitability," said John Bucksbaum, chief executive officer, General Growth Properties, Inc. "Our company is focused on creating special places and experiences which translate into outstanding operating performance."

    FINANCIAL AND OPERATIONAL HIGHLIGHTS

    Due to the three-for-one stock split effective December 5, 2003, all share and per share amounts for all periods presented have been reflected on a post-split basis.

    -- EPS in second quarter 2004 was $.23, equal to the amount earned for the same period in 2003. The effects of SFAS No. 141 and 142 resulted in approximately $5.7 million or $.03 of EPS in second quarter 2004 as compared to $.02 of EPS in the previous second quarter. Straight line rent contributed approximately $4.0 million or $.02 of EPS in second quarter 2004, equal to second quarter 2003.

    -- Fully diluted FFO per share increased to $.61 in second quarter of 2004, 22.0% above $.50 reported in second quarter 2003. Total FFO for the quarter increased 28.9% to $167.0 million, from $129.5 million in last year's second quarter. The effects of SFAS No. 141 and 142 resulted in approximately $8.3 million or $.03 of FFO in second quarter 2004 as compared to $.02 of FF0 in second quarter 2003. Straight line rent resulted in approximately $4.0 million or $.01 of FFO in second quarter 2004, consistent with the same period in 2003.

    -- FFO Guidance. For fiscal year 2004, the company currently estimates that FFO per fully-diluted share will be in the range of $2.66 to $2.72. The company intends to make a final update to this full year estimate in conjunction with its next quarterly earnings release.

    -- Real estate property net operating income (NOI) for second quarter 2004 increased to $304.5 million, 19.2% above the $255.4 million reported in second quarter 2003.

    -- Revenues for consolidated properties were $355.7 million for the quarter, an increase of 34.6%, compared to $264.2 million for the same period in 2003. Revenues for unconsolidated properties at share decreased 13.2% to $99.4 million, compared to $114.5 million in second quarter 2003. Included in the 2003 unconsolidated properties revenues of $114.5 million is $16.9 million of revenues from the seven GGP Ivanhoe III properties that the company purchased from its joint venture partner. In 2004, revenues from these properties are reflected at 100% in the company's consolidated properties revenues.

    -- Total tenant sales increased 8.1% for second quarter 2004 and comparable tenant sales increased 5.7%.

    -- Comparable NOI for consolidated properties in second quarter 2004 increased by approximately 2.1% compared to the same period last year. Comparable NOI for unconsolidated properties at share for the quarter increased by approximately 4.7% compared to second quarter 2003.

    -- Mall shop occupancy increased to 90.7% at June 30, 2004, compared to 90.5% at June 30, 2003.

    -- Sales per square foot, on a trailing 12 month basis, as of June 30, 2004 were $369 versus $352 at the end of second quarter 2003.

    -- Average rent. For consolidated properties, average rent per square foot for new/renewal leases signed during the first six months of the year was $32.40 versus $34.88 for the same period in 2003. For unconsolidated properties, average rent per square foot for new/renewal leases signed during the first six months of 2004 was $35.27 versus $37.50 for the same period in 2003. Average rent for consolidated properties leases expiring in 2004 is $25.69 versus $22.16 in 2003. For unconsolidated properties, average rent for leases expiring in 2004 is $32.35 compared to $31.29 in 2003.

    -- Acquisitions. In May 2004, General Growth acquired a 100% interest in The Grand Canal Shoppes at The Venetian Casino Resort and announced an agreement to acquire, upon its completion, the adjacent and connected multi-level retail space under development at The Palazzo in Las Vegas, Nevada. Also in May, the company acquired a 100% interest in the Mall of Louisiana in Baton Rouge, Louisiana, and a 50% interest in Riverchase Galleria in Birmingham, Alabama.

    CONFERENCE CALL/WEBCAST

    General Growth will host a live webcast of its conference call regarding this announcement on the company's web site, www.generalgrowth.com. This webcast will take place on Wednesday, July 28, at 10:00 a.m., Eastern Time (9:00 a.m. CT, 7:00 a.m. PT). The
webcast can be accessed by selecting the conference call icon on the GGP home page.

    General Growth Properties, Inc. is the country's second largest shopping center owner, developer and manager of regional shopping malls. General Growth currently has ownership interest in, or management responsibility for, a portfolio of 177 regional shopping malls in 41 states. The company portfolio totals approximately 153 million square feet of retail space and includes over 16,000 retailers nationwide. The third largest U.S.-based publicly traded Real Estate Investment Trust (REIT), General Growth Properties, Inc. is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the company web site at http://www.generalgrowth.com.

    NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS

    FUNDS FROM OPERATIONS (FFO)

    General Growth, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a real estate investment trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
    The company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the company's properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the company believes that FFO provides investors with a clearer view of the company's operating performance.
    In order to provide a better understanding of the relationship between FFO and GAAP net income, a reconciliation of GAAP net income to FFO has been provided. FFO does not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income and is not necessarily indicative of cash available to fund cash needs. In addition, the company has presented FFO on a consolidated and unconsolidated basis (at the company's ownership share) as we believe that given the significance of the company's operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of our unconsolidated properties provides important insights into the income and FFO produced by such investments for the company as a whole.

    REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI

    General Growth believes that Real Estate Property Net Operating Income (NOI) is a useful supplemental measure of the company's operating performance. The company defines NOI as operating revenues from continuing operations (rental income, tenant recoveries and other income) less property and related expenses from continuing operations (real estate taxes, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the company's ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the company's NOI may not be comparable to other REITs.
    Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the company's operating results, gross margins and investment returns.
    In addition, management believes that NOI provides useful information to the investment community about the company's operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the company's financial performance. For reference and as an aid in understanding of management's computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
    Comparable NOI reflects NOI of properties with no significant physical or merchandising changes and owned for the entire time of the relevant comparative accounting periods.

    PROPERTY INFORMATION

    The company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the company's total operations are structured as joint venture arrangements which are unconsolidated, management of the company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the company's ownership share (generally 50%) of such unconsolidated ventures. As the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of the elements of the company's overall operations.

    RISKS AND UNCERTAINTIES

    This release may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact are statements that may be deemed forward-looking statements, which are subject to a number of risks, uncertainties and assumptions. Representative examples of these risks, uncertainties and critical accounting or other assumptions which could cause actual results to differ from those contained in the forward-looking statements include (without limitation) general industry and economic conditions, acts of terrorism, interest rate trends, cost of capital and capital requirements, availability of real estate properties, competition from other companies and venues for the sale/distribution of goods and services, changes in retail rental rates in the company's markets, shifts in customer demands, tenant bankruptcies or store closures, changes in vacancy rates at the company's properties, changes in operating expenses, including employee wages, benefits and training, governmental and public policy changes, changes in applicable laws, rules and regulations (including changes in tax laws), the ability to obtain suitable equity and/or debt financing, and the continued availability of financing in the amounts and on the terms necessary to support the company's future business. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent reports on Form 10-Q and 10-K, which identify important factors which could affect the forward-looking statements in this release.

              FUNDS FROM OPERATIONS and PORTFOLIO RESULTS
                              (unaudited)
            (in thousands, except share and per share data)

                        Three Months Ended         Six Months Ended
                            June 30,                  June 30,
                        2004         2003         2004         2003
FUNDS FROM
 OPERATIONS (FFO)
 (a)
Funds From
 Operations -
 Operating
 Partnership          $167,026     $129,533     $330,727     $256,846
Less:  Allocations
 to Operating
 Partnership
 unitholders            33,935       30,587       67,302       60,826
                   ------------ ------------ ------------ ------------
Funds From
 Operations -
 Company
 stockholders         $133,091      $98,946     $263,425     $196,020

Funds From
 Operations per
 share - Company
 stockholders -
 basic                   $0.61        $0.52        $1.21        $1.04
Funds From
 Operations per
 share - Operating
 Partnership -
 basic                   $0.61        $0.52        $1.21        $1.04
Funds From
 Operations per
 share - Operating
 Partnership -
 diluted                 $0.61        $0.50        $1.21        $0.99

Weighted average
 number of Company
 shares outstanding
 - basic               218,075      188,623      217,814      188,206
Weighted average
 number of Company
 shares outstanding -
 basic (assuming full
 conversion of
 Operating
 Partnership units)    273,678      246,930      273,464      246,607
Weighted average number
 of Company shares
 outstanding - diluted
 (assuming full
 conversion of
 Operating
 Partnership units
 and, in 2003,
 convertible
 preferred stock)      274,485      272,755      274,300      272,312

PORTFOLIO RESULTS
Consolidated
 Properties
 revenues (b), (c)    $355,666     $264,218     $698,130     $518,074
Consolidated
 Properties
 operating expenses   (116,476)     (83,112)    (224,189)    (165,771)
Equity in real
 estate property
 net operating
 income of
 Unconsolidated
 Properties (d),
 (e)                    65,266       74,316      130,076      149,616
                   ------------ ------------ ------------ ------------
Real estate
 property net
 operating income      304,456      255,422      604,017      501,919
Net General Growth
 Management, Inc.
 (GGMI) operations       1,928         (527)       1,780        2,331
Headquarters,
 regional, general
 and administrative
 costs including
 depreciation that
 reduces FFO           (12,276)     (14,493)     (23,474)     (29,087)
Net interest
 expense               (90,094)     (63,764)    (176,761)    (123,912)
Equity in other FFO
 of Unconsolidated
 Properties (f)        (27,095)     (30,257)     (54,225)     (61,303)
Preferred stock
 dividends and
 preferred unit
 distributions          (9,893)     (16,848)     (20,610)     (33,102)
                   ------------ ------------ ------------ ------------
Funds From
 Operations -
 Operating
 Partnership          $167,026     $129,533     $330,727     $256,846
                   ============ ============ ============ ============

SUMMARIZED BALANCE SHEET INFORMATION           June 30,   December 31,
 (unaudited)                                     2004         2003


Cash and marketable
 securities                                      $15,265      $10,677
Investment in real estate
 Net land, building and
  equipment                                    $9,760,149  $8,405,092
 Developments in progress                         237,832     168,521
 Investment in and loans from
  Unconsolidated Real Estate Affiliates           755,816     630,613
                                             ------------ ------------
Investment in real
 estate, net                                 $10,753,797   $9,204,226
Total assets                                 $11,148,201   $9,582,897

Mortgage and other
 notes payable                                $8,171,891   $6,649,490
Minority interest -
 Preferred                                       403,506      495,211
Minority interest -
 Common                                          407,566      408,613
Stockholders'
 equity                                        1,679,630    1,670,409
                                             ------------ ------------
Total capitalization
 (at cost)                                   $10,662,593   $9,223,723
                                             ============ ============

(a) Due to the three-for-one stock split effective December 5, 2003, all share and per share amounts have been reflected on a post-split basis.
(b) Consolidated Properties revenues include straight-line rent of $2,968 and $2,806 for the three months and $5,217 and $6,334 for the six months ended June 30, 2004 and 2003, respectively.
(c) Consolidated Properties revenues include non-cash rental revenue recognized pursuant to SFAS #141 and #142 of $6,477 and $4,116 for the three months and $12,034 and $6,655 for the six months ended June 30, 2004 and 2003, respectively.
(d) Unconsolidated Properties real estate property net operating income includes (at the applicable Company ownership percentage) straight-line rent of $1,026 and $1,172 for the three months and $1,849 and $2,301 for the six months ended June 30, 2004 and 2003, respectively.
(e) Unconsolidated Properties real estate property net operating income includes (at the applicable Company ownership percentage) non-cash rental revenue recognized pursuant to SFAS #141 and #142 of $1,861 and $2,080 for the three months ended and $3,703 and $4,099 for the six months ended June 30, 2004 and 2003, respectively.
(f) Other FFO for the Unconsolidated Properties consists primarily of headquarters, general and administrative and net interest costs.


                    GENERAL GROWTH PROPERTIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                              (unaudited)
           (Dollars in thousands, except per share amounts)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
Revenues:
  Minimum rents                $232,922  $173,682  $455,578  $343,403
  Tenant recoveries             105,832    80,578   208,436   151,656
  Overage rents                   5,013     3,542    13,781    10,044
  Management and other fees      20,163    20,278    38,864    40,601
  Other                          12,316     6,607    21,172    12,870
                               --------- --------- --------- ---------
    Total revenues              376,246   284,687   737,831   558,574
Expenses:
  Real estate taxes              29,043    20,497    57,356    40,617
  Repairs and maintenance        25,496    18,560    50,353    36,269
  Marketing                      10,515     7,585    20,955    15,761
  Other property operating
   costs                         48,855    34,770    90,161    69,611
  Provision for doubtful
   accounts                       2,567     1,700     5,364     3,513
  Property management and other
   costs                         24,694    29,624    49,713    56,248
  General and administrative      2,812     2,893     5,002     5,704
  Depreciation and amortization  86,051    52,304   159,218   104,283
                               --------- --------- --------- ---------
    Total expenses              230,033   167,933   438,122   332,006
                               --------- --------- --------- ---------
Operating income                146,213   116,754   299,709   226,568

Interest income                     366       461       786     1,056
Interest expense                (90,460)  (64,225) (177,547) (124,968)
Income allocated to minority
 interests                      (23,125)  (23,111)  (48,761)  (46,765)
Equity in income of
 unconsolidated affiliates       18,154    21,124    36,084    43,409
                               --------- --------- --------- ---------
Income from continuing
 operations                      51,148    51,003   110,271    99,300
Discontinued operations, net of
 minority interest:
  Income from operations              -         -         -       222
  Gain (loss) on disposition          -         -         -     3,069
                               --------- --------- --------- ---------
Income from discontinued
 operations, net                      -         -         -     3,291
                               --------- --------- --------- ---------
Net income                      $51,148   $51,003  $110,271  $102,591
                               --------- --------- --------- ---------

Preferred stock dividends             -    (6,953)        -   (13,030)
                               --------- --------- --------- ---------
Net income available to common
 stockholders                   $51,148   $44,050  $110,271   $89,561
                               ========= ========= ========= =========

Basic earnings per share:
  Continuing operations           $0.23     $0.23     $0.51     $0.46
  Discontinued operations             -         -         -      0.02
                               --------- --------- --------- ---------
    Total                         $0.23     $0.23     $0.51     $0.48
                               ========= ========= ========= =========

Diluted earnings per share:
  Continuing operations           $0.23     $0.23     $0.50     $0.45
  Discontinued operations             -         -         -      0.02
                               --------- --------- --------- ---------
    Total                         $0.23     $0.23     $0.50     $0.47
                               ========= ========= ========= =========


                    GENERAL GROWTH PROPERTIES, INC
   BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
               FOR THE THREE MONTHS ENDED JUNE 30, 2004
                       (In thousands, unaudited)

                                   Consolidated  Unconsolidated
                                    Properties   Properties (a)
                                   ------------  --------------
Property revenues
   Minimum rents (b),(c)               $232,922  $65,802
   Tenant recoveries                    105,832   30,821
   Overage rents                          5,013      726
   Other                                 11,899    2,030
                                   ------------  --------------
    Total property revenues             355,666   99,379

Property operating expenses
  Real estate taxes                      29,043    8,725
  Repairs and maintenance                25,496    7,271
  Marketing                              10,515    3,288
  Other property operating costs         48,855   14,279
  Provision for doubtful accounts         2,567      550
                                   ------------  --------------
Total property operating expenses       116,476   34,113
                                   ------------  --------------
   Real estate property net operating
    income                              239,190   65,266

GGMI fees (d)                            20,163        -
GGMI expenses (d)                       (18,235)       -
Headquarters/regional costs (e)          (6,459)  (5,617)
General and administrative               (2,812)    (384)
Depreciation that reduces FFO (f)        (3,005)       -
Interest income                             366      340
Interest expense                        (86,808) (20,882)
Amortization of deferred finance costs   (2,544)    (476)
Debt extinguishment costs                (1,108)     (76)
Preferred unit distributions             (9,893)       -
                                   ------------  --------------
Uncombined Funds From Operations        128,855   38,171       167,026
Equity in Funds from Operations of
 Unconsolidated Properties               38,171  (38,171)           -
                                   ------------  --------------
Operating Partnership Funds From
 Operations                            $167,026       $-      $167,026
                                   ============  =====================


                    GENERAL GROWTH PROPERTIES, INC
   BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
               FOR THE THREE MONTHS ENDED JUNE 30, 2003
                       (In thousands, unaudited)

                                   Consolidated  Unconsolidated
                                    Properties   Properties (a)
                                   ------------  --------------
Property revenues
   Minimum rents (b), (c)              $173,682  $74,325
   Tenant recoveries                     80,578   37,664
   Overage rents                          3,542    1,169
   Other                                  6,416    1,358
                                   ------------  --------------
    Total property revenues             264,218  114,516

Property operating expenses
  Real estate taxes                      20,497   10,929
  Repairs and maintenance                18,560    8,541
  Marketing                               7,585    3,812
  Other property operating costs         34,770   16,414
  Provision for doubtful accounts         1,700      504
                                   ------------  --------------
Total property operating expenses        83,112   40,200
                                   ------------  --------------
   Real estate property net operating
    income                              181,106   74,316

GGMI fees (d)                            20,278        -
GGMI expenses (d)                       (20,805)       -
Headquarters/regional costs (e)          (8,819)  (6,183)
General and administrative               (2,893)    (516)
Depreciation that reduces FFO (f)        (2,781)       -
Interest income                             461      422
Interest expense                        (61,090) (22,620)
Amortization of deferred finance costs   (1,662)    (893)
Debt extinguishment costs                (1,473)    (467)
Preferred stock dividends                (6,953)       -
Preferred unit distributions             (9,895)       -
                                   ------------  --------------
Uncombined Funds From Operations         85,474   44,059       129,533
Equity in Funds from Operations of
 Unconsolidated Properties               44,059  (44,059)          -
                                   ------------  ---------------------
Operating Partnership Funds From
 Operations                            $129,533       $-      $129,533
                                   ============  =====================

(a) The Unconsolidated Properties include Quail Springs, Town East (to March 1, 2004), Riverchase (from May 11, 2004) the GGP/Ivanhoe entities (GGP/Ivanhoe III only in 2003 and GGP/Ivanhoe IV only in 2004), the GGP/Teachers entities and the GGP/Homart entities and are reflected at the Operating Partnership's share of such items of revenue and expense.
(b) Includes straight-line rent of $2,968 and $2,806 for the three months ended June 30, 2004 and 2003, respectively, for the Consolidated Properties and (at the Company's applicable ownership percentage) $1,026 and $1,172, respectively, of straight line rent for the Unconsolidated Properties.
(c) Includes SFAS #141 and #142 minimum rent accretion of $6,477 and $4,116 for the three months ended June 30, 2004 and 2003, respectively, for the Consolidated Properties and (at the Company's applicable ownership percentage) $1,861 and $2,080, respectively, of SFAS #141 and #142 minimum rent accretion for the Unconsolidated Properties.
(d) Represents the revenues (primarily management fees) and operating expenses of GGMI, one of the Company's consolidated taxable REIT subsidiaries.
(e) Headquarters/regional costs for the Unconsolidated Properties include property management and other fees to GGMI.
(f) Represents depreciation on non-income producing assets including the Company's headquarters building.


                    GENERAL GROWTH PROPERTIES, INC
   BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 2004
                       (In thousands, unaudited)

                                   Consolidated  Unconsolidated
                                    Properties   Properties (a)
                                   ------------  --------------
Property revenues
   Minimum rents (b), (c)              $455,578  $130,146
   Tenant recoveries                    208,436    62,551
   Overage rents                         13,781     2,020
   Other                                 20,335     3,544
                                   ------------  --------------
    Total property revenues             698,130   198,261

Property operating expenses
  Real estate taxes                      57,356    17,901
  Repairs and maintenance                50,353    14,746
  Marketing                              20,955     6,580
  Other property operating costs         90,161    27,703
  Provision for doubtful accounts         5,364     1,255
                                   ------------  --------------
Total property operating expenses       224,189    68,185
                                   ------------  --------------
   Real estate property net operating
    income                              473,941   130,076

GGMI fees (d)                            38,864         -
GGMI expenses (d)                       (37,084)        -
Headquarters/regional costs (e)         (12,629)  (11,209)
General and administrative               (5,002)     (527)
Depreciation that reduces FFO (f)        (5,843)        -
Interest income                             786       749
Interest expense                       (165,742)  (41,527)
Amortization of deferred finance costs   (5,618)   (1,204)
Debt extinguishment costs                (6,187)     (507)
Preferred unit distributions            (20,610)        -
                                   ------------  --------------
Uncombined Funds From Operations        254,876    75,851     $330,727
Equity in Funds from Operations of
 Unconsolidated Properties               75,851   (75,851)         -
                                   ------------  --------------
Operating Partnership Funds From
 Operations                            $330,727        $-     $330,727
                                   ============  =====================


                    GENERAL GROWTH PROPERTIES, INC
   BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 2003
                       (In thousands, unaudited)

                                   Consolidated  Unconsolidated
                                    Properties   Properties (a)
                                   ------------  --------------
Property revenues
   Minimum rents (b), (c)              $343,403  $148,795
   Tenant recoveries                    151,656    74,942
   Overage rents                         10,044     2,260
   Other (g)                             12,971     2,643
                                   ------------  --------------
    Total property revenues             518,074   228,640

Property Operating expenses
  Real estate taxes                      40,617    21,753
  Repairs and maintenance                36,269    17,440
  Marketing                              15,761     7,570
  Other property operating costs         69,611    31,562
  Provision for doubtful accounts         3,513       699
                                   ------------  --------------
Total property operating expenses       165,771    79,024
                                   ------------  --------------
   Real estate property net operating
    income                              352,303   149,616

GGMI fees (d)                            40,601         -
GGMI expenses (d)                       (38,270)        -
Headquarters/regional costs (e)         (17,978)  (12,577)
General and administrative               (5,704)     (638)
Depreciation that reduces FFO (f)        (5,405)        -
Interest income                           1,056       908
Interest expense                       (120,047)  (45,950)
Amortization of deferred finance costs   (3,448)   (2,579)
Debt extinguishment costs                (1,473)     (467)
Preferred stock dividends               (13,030)        -
Preferred unit distributions            (20,072)        -
                                   ------------  --------------
Uncombined Funds From Operations        168,533    88,313     $256,846
Equity in Funds from Operations of
 Unconsolidated Properties               88,313   (88,313)         -
                                   ------------  --------------
Operating Partnership Funds From
 Operations                            $256,846        $-     $256,846
                                   ============  =====================

(a) The Unconsolidated Properties include Quail Springs, Town East (to March 1, 2004), Riverchase (from May 11, 2004) the GGP/Ivanhoe entities (GGP/Ivanhoe III only in 2003 and GGP/Ivanhoe IV only in 2004), the GGP/Teachers entities and the GGP/Homart entities and are reflected at the Operating Partnership's share of such items of revenue and expense.
(b) Includes straight-line rent of $5,217 and $6,334 for the six months ended June 30, 2004 and 2003, respectively, for the Consolidated Properties and (at the Company's applicable ownership percentage) $1,849 and $2,301, respectively, of straight line rent for the Unconsolidated Properties.
(c) Includes SFAS #141 and #142 minimum rent accretion of $12,034 and $6,655 for the six months ended June 30, 2004 and 2003, respectively, for the Consolidated Properties and (at the Company's applicable ownership percentage) $3,703 and $4,099, respectively, of SFAS #141 and #142 minimum rent accretion for the Unconsolidated Properties.
(d) Represents the revenues (primarily management fees) and operating expenses of GGMI, one of the Company's consolidated taxable REIT subsidiaries.
(e) Headquarters/regional costs for the Unconsolidated Properties include property management and other fees to GGMI.
(f) Represents depreciation on non-income producing assets including the Company's headquarters building.
(g) Includes $292 for the six months ended June 30, 2003 of net FFO of investment property sold in 2003.


RECONCILIATION OF REAL ESTATE
 PROPERTY NET OPERATING INCOME
 TO GAAP OPERATING INCOME       Three Months Ended   Six Months Ended
 (unaudited)                        June 30,            June 30,
                                2004      2003      2004      2003
Real estate property net
 operating income, including
 Unconsolidated Properties     $304,456  $255,422  $604,017  $501,919
    Real estate property net
     operating income -
     Unconsolidated Properties  (65,266)  (74,316) (130,076) (149,616)
                               --------- --------- --------- ---------
Real estate property net
 operating income -
 Consolidated Properties        239,190   181,106   473,941   352,303
    GGMI fees                    20,163    20,278    38,864    40,601
    GGMI expenses               (18,235)  (20,805)  (37,084)  (38,270)
    Headquarters/regional costs  (6,459)   (8,819)  (12,629)  (17,978)
    General and administrative   (2,812)   (2,893)   (5,002)   (5,704)
    Depreciation and
     amortization               (86,051)  (52,304) (159,218) (104,283)
    Other (i)                       417       191       837      (101)
                               --------- --------- --------- ---------
GAAP Operating income -
 Consolidated General Growth
 Properties, Inc.              $146,213  $116,754  $299,709  $226,568
                               ========= ========= ========= =========

(i) Reflects discontinued operations and minority interest in Consolidated Properties real estate property net operating income

RECONCILIATION OF GAAP NET
 INCOME TO FUNDS FROM
 OPERATIONS -                   Three Months Ended   Six Months Ended
 (unaudited) (i)                    June 30,            June 30,

Net income available to
 common stockholders            $51,148   $44,050  $110,271   $89,561
Income from discontinued
 operations, net of minority
 interest                             -         -         -    (3,291)
                               --------- --------- --------- ---------
Income from continuing
 operations                      51,148    44,050   110,271    86,270
Allocations to Operating
 Partnership unitholders         13,038    13,389    27,822    26,751
FFO of property sold in 2003          -         -         -       292
Depreciation and amortization
 of capitalized real estate
 costs (including SFAS #141 and
 #142 in-place lease costs)
 other than amortization of
 financing costs                102,840    72,094   192,634   143,533
                               --------- --------- --------- ---------
Funds From Operations -
 Operating Partnership          167,026   129,533   330,727   256,846
Funds From Operations -
 Operating Partnership
 unitholders                    (33,935)  (30,587)  (67,302)  (60,826)
                               --------- --------- --------- ---------
Funds From Operations - Company
 stockholders                  $133,091   $98,946  $263,425  $196,020
                               ========= ========= ========= =========

(i) Reconciliation of net income determined in accordance with generally accepted accounting principles to FFO (Company non-GAAP supplemental measure of operating performance) as defined by NAREIT and as required by SEC Regulation G.


RECONCILIATION OF EQUITY IN
 GAAP EARNINGS FROM UNCONSOLIDATED
 AFFILIATES TO FUNDS FROM
 OPERATIONS FROM UNCONSOLIDATED
 PROPERTIES                    Three Months Ended   Six Months Ended
 - (unaudited) (i)                   June 30,            June 30,

Equity in earnings from
 Unconsolidated Affiliates      $18,154   $21,124   $36,084   $43,409
Depreciation and amortization
 of capitalized real estate
 costs (including SFAS #141 and
 #142 in-place lease costs)
 other than amortization of
 financing costs                 20,017    22,935    39,767    44,904
                               --------- --------- --------- ---------
Operating Partnership Equity in
 Funds From Operations from
 Unconsolidated Properties       38,171    44,059    75,851    88,313
Plus:
Equity in headquarters and
 general and administrative
 expenses of Unconsolidated
 Properties                       6,001     6,699    11,736    13,215
Equity in net interest expense
 of Unconsolidated Properties    21,094    23,558    42,489    48,088
                               --------- --------- --------- ---------
Equity in Real Estate Property
 Net Operating Income of
 Unconsolidated Properties      $65,266   $74,316  $130,076  $149,616
                               ========= ========= ========= =========

(i) Reconciliation of net income determined in accordance with generally accepted accounting principles to FFO (Company non-GAAP supplemental measure of operating performance) as defined by NAREIT and as required by SEC Regulation G.

RECONCILIATION OF WEIGHTED
 AVERAGE SHARES OUTSTANDING
 FOR GAAP AND FFO PER SHARE     Three Months Ended   Six Months Ended
 COMPUTATIONS - (unaudited)         June 30,            June 30,

Weighted average number of
 Company shares outstanding -
 for GAAP basic EPS (i)         218,075   188,623   217,814   188,206
Full conversion of Operating
 Partnership units               55,603    58,307    55,650    58,401
                               --------- --------- --------- ---------
Weighted average number of
 Company shares outstanding -
 for basic FFO per share        273,678   246,930   273,464   246,607
                               ========= ========= ========= =========

Weighted average number of
 Company shares outstanding -
 for GAAP basic EPS             218,075   188,623   217,814   188,206
Effect of dilutive securities -
 options                            807       763       836       643
                               --------- --------- --------- ---------
Weighted average number of
 Company shares outstanding -
 for GAAP diluted EPS (ii)      218,882   189,386   218,650   188,849
                               --------- --------- --------- ---------
Full conversion of PIERS              -    25,062         -    25,062
Full conversion of Operating
 Partnership units               55,603    58,307    55,650    58,401
                               --------- --------- --------- ---------
Weighted average number of
 Company shares outstanding -
 for diluted FFO per share      274,485   272,755   274,300   272,312
                               ========= ========= ========= =========

(i) Due to the three-for-one stock split effective December 5, 2003, all share and per share amounts have been reflected on a post-split basis.

(ii) In 2003, the PIERS were anti-dilutive for the computation of EPS and are therefore excluded from the total weighted average outstanding shares for diluted EPS purposes.



    CONTACT: General Growth Properties, Inc.
             John Bucksbaum, 312/960-5005
             Bernard Freibaum, 312/960-5252